                                                                   Exhibit 24.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



      We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 19, 1996, which appears on page 24 of the 1996 Annual Report to Shareholders of Plantronics, Inc., which is incorporated by reference in Plantronics, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1996.


/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
San Jose, California
January 6, 1997